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                                                                  Exhibit 99.1


[LOGO]

                                       Contact: James Huston
                                                Investor Relations Department
                                                Aames Financial Corporation
                                                (323) 210-5311


FOR IMMEDIATE RELEASE




              AAMES FINANCIAL CORPORATION REPORTS YEAR-END RESULTS

ENTERS NEW FISCAL YEAR BY COMPLETING A SECURITIZATION OF $460.0 MILLION OF MORTGAGE LOANS IN SEPTEMBER, SELLS RESIDUAL ASSET TO AFFILIATE UNDER RESIDUAL FORWARD SALE FACILITY

         LOS ANGELES, CALIFORNIA, SEPTEMBER 28, 2000 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today reported results of operations for the fiscal year ended June 30, 2000, announcing a net loss of $122.4 million compared to a net loss of $248.0 million a year ago. After the accrual for the convertible preferred stock dividend requirement of $8.1 million and $2.0 million for the years ended June 30, 2000 and 1999, respectively, the net loss to common shareholders was $130.5 million and $250.0 million, respectively. Net loss per common share was $21.02 for the year ended June 30, 2000 compared to a net loss per common share of $40.31 a year ago.

         In making the announcement, A. Jay Meyerson, Aames' Chief Executive Officer, stated, "The primary driver contributing to the fiscal 2000 net loss was the Company's previously reported $77.5 million and $5.0 million write-down to the carrying values of its residual interests and mortgage servicing rights, respectively. The write-downs to the Company's residual interests was made in light of higher than expected credit loss experience in the Company's securitized pools, particularly credit losses on loans acquired in the Company's discontinued bulk correspondent loan program. The write-down to the carrying value of the Company's mortgage servicing rights reflects management's estimate of the effects of increased costs of early intervention efforts on delinquent loans in the Company's securitized pools."

         Meyerson went on to say, "The operating loss during the year was caused by the weakness in the secondary market and the Company's limited access to the securitization market during the second half of the fiscal year which negatively affected revenues. During the second half of fiscal 2000, the Company relied solely on whole loan sales as its loan disposition strategy and realized lower than historical gains because of lower prices paid for loans in the secondary market. On the expense side, the 2000 fiscal results do not reflect the positive benefits of expense management initiatives implemented in the later half of the year ended June 30, 2000 which began to be realized in the later part of the year, and which should benefit the Company going forward."

         The Company also announced that it completed a $460.0 million mortgage loan securitization in September, its first securitization of mortgage loans since November 1999. In connection with the securitization, the Company sold for cash the residual asset created in the securitization for cash under its previously announced residual forward sale facility.

   "The Company achieved more favorable gain on sale in the securitization than realized in recent whole loan sales. In addition, the sale of the residual interest through the residual forward sale facility provides additional liquidity to the Company and eliminates the negative cash flow traditionally experienced by the Company in securitizations", said Meyerson. "With the residual forward sale facility in place, the Company expects to be able to fulfill its strategy of selling loans through both securitizations and whole loan sales in each quarter, balancing the company's liquidity and profitability with the market conditions existing at the time of the sales."

         "Looking forward, our primary goal is to continue to focus on our core loan origination channels, and closely manage our operating costs at all levels throughout the organization," Meyerson added.

SUMMARY OF FINANCIAL RESULTS

         TOTAL REVENUES

         Total revenue during the year ended June 30, 2000 was $113.8 million, which includes a write-down to the Company's residual interests and mortgage servicing rights of $82.5 million. The $77.5 million residual interest write-down during fiscal 2000 resulted primarily from a change in the Company's credit loss assumptions, partially offset by a favorable change in the prepayment rate assumptions, used by the Company in estimating the fair value of its residual interests. The $5.0 million write-down to the Company's mortgage servicing rights reflects management's assessment of estimated increased costs relating to early intervention efforts on delinquent loans in the Company's securitized pools.

         Excluding the writedown of the residual interest and mortgage servicing rights, total revenue for the year ended June 30, 2000, was $196.3 million, up 10.0% from total revenue of $178.4 million during the year ended June 30, 1999, excluding the $194.6 million write-down of residual interests and mortgage servicing rights in that year. The increase is attributable primarily to increased interest income, comprised principally of accretion income on the residual interests, and increased gain on sale during the year ended June 30, 2000 when compared to the year ended June 30, 1999.

         TOTAL EXPENSES

         Total expenses during the year ended June 30, 2000 were $232.8 million compared to $262.0 million of total expenses reported for the year ended June 30, 1999. Excluding the $37.0 million nonrecurring charge incurred during the year ended June 30, 1999, total expenses during the year ended June 30, 2000 increased $7.8 million over total expenses a year ago. The increase was attributable to increases of $13.0 million and $8.2 million in compensation and interest expenses, respectively, partially offset by a $13.4 million decline in production expense. Included in Company's total expenses during the year ended June 30, 2000, were approximately $7.0 million of nonrecurring and one-time expenses.

         LOAN PRODUCTION

         During the year ended June 30, 2000 the Company originated $2.1 billion of mortgage loans, down $114.3 million from the $2.2 billion of mortgage loans originated during the year ended June 30, 1999. The Company's core retail and broker production, however, increased to $2.1 billion during the year ended June 30, 2000 from $2.0 billion during the prior year. Commencing December 1999, the Company began originating loans on the Internet and during the year ended June 30, 2000, Internet loan originations were $6.8 million. Correspondent purchases decreased to $32.7 million during the year ended June 30, 2000 from $241.5 million from a year ago; reflecting the Company's previously announced decision to significantly reduce correspondent loan purchases and to focus its production efforts on its core loan origination channels.

         LOANS SECURITIZED AND SOLD

         During the year ended June 30, 2000, the Company sold and securitized a total of $2.2 billion of mortgage loans which includes loans pooled and sold in securitzations of $803.6 million and whole loan sales for cash of $1.4 billion. In comparison, during the year ended June 30, 1999, the Company securitized and sold of an aggregate of

$1.9 billion of mortgage loans comprised of $650.0 million of securitizations and $1.2 billion of whole loan sales for cash.

         LOAN SERVICING

         At June 30, 2000 and 1999, the Company's servicing portfolio was $3.6 billion and $3.8 billion, respectively, of which $3.3 billion and $3.4 billion, respectively, or 92.6% and 89.2%, respectively, was serviced in-house.

         Aames Financial Corporation is a leading home equity lender, and at June 30, 2000 operated 100 retail Aames Home Loan offices and 7 wholesale loan centers nationwide.

         From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 and subsequent filings by the Company with the United States Securities and Exchange Commission.

                      FINANCIAL TABLES FOLLOW

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                 AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                  (Audited)

                                   ASSETS


                                                                              JUNE 30,           JUNE 30,
                                                                                2000               1999
                                                                          ---------------    ---------------
Cash and cash equivalents                                                 $    10,179,000    $    20,764,000
Loans held for sale, at lower of cost or market                               398,921,000        559,869,000
Accounts receivable                                                            52,713,000         56,964,000
Residual interests, at estimated fair value                                   290,956,000        332,327,000
Mortgage servicing rights, net                                                 12,346,000         20,928,000
Equipment and improvements, net                                                10,522,000         13,495,000
Prepaid and other                                                              14,727,000         15,013,000
Income tax refund receivable                                                            -          1,737,000
                                                                          ---------------    ---------------
     Total assets                                                         $   790,364,000    $ 1,021,097,000
                                                                          ===============    ===============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Borrowings                                                                $   275,470,000    $   281,220,000
Revolving warehouse and repurchase facilities                                 375,015,000        535,997,000
Accounts payable and accrued expenses                                          56,985,000         50,505,000
Income taxes payable                                                            8,416,000          7,819,000
                                                                          ---------------    ---------------
     Total liabilities                                                        715,886,000        875,541,000
                                                                          ---------------    ---------------

Stockholders' equity:
   Series A Preferred Stock, par value $0.001 per share; 500,000 shares
      authorized; none outstanding                                                      -                  -
   Series B Convertible Preferred Stock, par value $0.001 per share;
      26,704,000 and 100,000,000 shares authorized; 26,704,000 shares
      outstanding                                                                  27,000             27,000
   Series C Convertible Preferred Stock, par value $0.001 per share;
      107,105,000 and 100,000,000 shares authorized; 60,977,000 and
      15,009,000 shares outstanding                                                61,000             15,000
   Common Stock, par value $0.001 per share; 400,000,000 shares
       authorized; 6,235,000 and 6,203,000 shares outstanding                       6,000              6,000
   Additional paid-in capital                                                 401,652,000        342,278,000
   Retained deficit                                                          (327,268,000)      (196,770,000)
                                                                          ---------------    ---------------
        Total stockholders' equity                                             74,478,000        145,556,000
                                                                          ---------------    ---------------
        Total liabilities and stockholders' equity                        $   790,364,000    $ 1,021,097,000
                                                                          ===============    ===============


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                AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (AUDITED)


                                                 THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                           -------------------------------   -------------------------------
                                              JUNE 30,         JUNE 30,         JUNE 30,         JUNE 30,
                                                2000             1999             2000            1999
                                           --------------   --------------   --------------   --------------
Revenue:
   Gain on sale of loans                   $    7,695,000   $    8,190,000   $   48,098,000   $   44,855,000
   Write-down of residual interests and
     mortgage servicing rights                          -                -      (82,490,000)    (194,551,000)
   Origination fees                             8,522,000        7,622,000       37,951,000       39,689,000
   Loan servicing                               3,521,000        3,281,000       15,654,000       23,329,000
   Interest income                             22,181,000       24,602,000       94,569,000       70,525,000
                                           --------------   --------------   --------------   --------------
      Total revenue including write-down       41,919,000       43,695,000      113,782,000      (16,153,000)
                                           --------------   --------------   --------------   --------------

Expenses:
   Compensation                                21,835,000       14,707,000       93,239,000       80,167,000
   Production                                   5,298,000        9,182,000       26,718,000       40,061,000
   General and administrative                  14,983,000       22,163,000       60,489,000       60,635,000
   Interest                                    12,895,000       12,330,000       52,339,000       44,089,000
   Nonrecurring charges                                 -                -                -       37,044,000
                                           --------------   --------------   --------------   --------------
      Total expenses                           55,011,000       58,382,000      232,785,000      261,996,000
                                           --------------   --------------   --------------   --------------
(Loss) before income taxes                    (13,092,000)     (14,687,000)    (119,003,000)   (278,149,000)

Provision (benefit) for income taxes              911,000         (600,000)       3,369,000     (30,182,000)
                                           --------------   --------------   --------------   --------------
Net (loss)                                 $  (14,003,000)  $  (14,087,000)  $ (122,372,000) $ (247,967,000)
                                           ==============   ==============   ==============   ==============

Net (loss) per common share:
       Basic                               $        (2.64)  $        (2.47)          (21.02) $       (40.31)
                                           ==============   ==============   ==============   ==============

       Diluted                             $        (2.64)  $        (2.47)  $       (21.02)  $       (40.31)
                                           ==============   ==============   ==============   ==============
Dividends per common share                 $            -   $            -    $           -   $         0.17
                                           ==============   ==============   ==============   ==============

Weighted average number of
   shares outstanding:
       Basic                                    6,210,000        6,201,000        6,209,000        6,200,000
                                           ==============   ==============   ==============   ==============
       Diluted                                  6,210,000        6,201,000        6,209,000        6,200,000
                                           ==============   ==============   ==============   ==============

                       AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                            THREE AND TWELVE MONTH STATISTICS

                                   THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                JUNE 30,       JUNE 30,        JUNE 30,      JUNE 30,
                                 2000            1999           2000           1999
                              ------------   ------------   ------------   ------------
                              (In thousands)
ORIGINATION VOLUME:

   Broker network             $    303,500   $    315,400   $  1,262,900   $  1,182,100
   Retail                          222,200        187,900        783,700        770,000
   Correspondent                     2,500         13,300         32,700        241,500
                              ------------   ------------   ------------   ------------
   Total                      $    528,200   $    516,600   $  2,079,300   $  2,193,600
                              ============   ============   ============   ============

SERVICING PORTFOLIO                                         $  3,560,000   $  3,841,000

SERVICED IN HOUSE                                           $  3,296,000   $  3,428,000

LOAN SALES:
   Loans pooled and sold
      in securitizations      $          -   $          -   $    803,600   $    650,000
   Whole loan sales                507,100        295,000      1,419,200      1,236,100
                              ------------   ------------   ------------   ------------
                              $    507,100   $    295,000   $  2,222,800   $  1,886,100
                              ============   ============   ============   ============